Exhibit 99.1

Inventure Foods to Report Fourth Quarter and Fiscal 2016 Financial Results on March 30, 2017

Announces Delay in the Release of its Fourth Quarter and Fiscal Year 2016 Financial Results

PHOENIX, March 9, 2017 — Inventure Foods, Inc. (Nasdaq: SNAK), a leading specialty food marketer and manufacturer, today announced that it will release its financial results for the fourth quarter and fiscal year ended December 31, 2016 on Thursday, March 30, 2017, before market open. The Company expects it will not be able to timely file its Annual Report on Form 10-K for its fiscal year ended December 31, 2016 (the “Form 10-K”) and expects to file a notification of late filing on Form 12b-25 with the Securities and Exchange Commission to obtain a 15-day extension of the filing deadline for the Form 10-K.

The Company requires additional time to complete certain intangible asset and goodwill impairment tests.  As a result, the Company’s independent registered public accounting firm has not completed its audit of the Company’s financial statements and the assessment of the Company’s internal control over financial reporting.

Following the earnings release on Thursday, March 30, 2017, the Company will host a conference call. Participating on the call will be Terry McDaniel, Chief Executive Officer, and Steve Weinberger, Chief Financial Officer. The conference call is scheduled to begin at 11:00 a.m. ET on Thursday, March 30, 2017. To participate on the live call listeners in North America may dial (877) 853-7702 and international listeners may dial (408) 940-3848; the conference ID is 65852676. In addition, the call will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at www.inventurefoods.com and will be archived online for one year.

About Inventure Foods

With manufacturing facilities in Arizona, Indiana, Washington, Oregon and Georgia, Inventure Foods, Inc. (Nasdaq: SNAK) is a marketer and manufacturer of specialty food brands in better-for-you and indulgent categories under a variety of Company owned and licensed brand names, including Boulder Canyon Foods™, Jamba®, Seattle’s Best Coffee®, Rader Farms®, TGI Fridays™, Nathan’s Famous®, Vidalia Brands®, Poore Brothers®, Tato Skins®, Willamette Valley Fruit Company™, Fresh Frozen™, Bob’s Texas Style® and Sin In A Tin®. For further information about Inventure Foods, please visit www.inventurefoods.com.

Note Regarding Forward-looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the filing of the Form 10-K and the expected timing of its earnings release and conference call.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include a material delay in the Company’s financial reporting.  All forward-looking statements are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such statements.

SOURCE Inventure Foods, Inc.

CONTACT: Katie Turner, ICR (646) 277-1200